Exhibit 5.1

8810 LURAY COURT
ROSENBERG, TEXAS 77469
The Law Office of Anthony F. Newton	+1 832.452.0269 TELEPHONE
tony.newton@newtonianlaw.com EMAIL

June 3, 2026

CitroTech Inc.

6400 S. Fiddlers Green Cir, Suite 300

Greenwood Village, CO 80111

Re: Registration Statement on Form S-8 in connection with the CitroTech Inc. 2026 Equity and Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to CitroTech Inc., a Wyoming corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on or about June 3, 2026 with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, related to the offering of up to an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable under the CitroTech Inc. 2026 Equity and Incentive Plan (the “Plan”). This opinion letter is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K promulgated by the SEC.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments, certificates and records as we deem necessary or advisable for the purposes of this opinion letter, including, without limitation, the Plan, the Company’s Articles of Incorporation, as amended, and Amended and Restated Bylaws and certain resolutions adopted by the Company’s board of directors.

As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, on certificates and oral or written statements and other information of or from officers and representatives of the Company and public officials and on factual information included in the Company’s filings with the SEC. We have assumed the completeness and authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies thereof, the genuineness of all signatures, the legal capacity and mental competence of natural persons, and that all information contained in all documents reviewed by us is true, correct and complete. In addition, we have assumed that the Shares will be issued in accordance with the Plan, as applicable, and that the Company will receive legal consideration for the issuance of the Shares (in an amount not less than the par value thereof).

On the basis of the foregoing, and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares that may be issued and sold from time to time in accordance with the Plan have been duly authorized and, when issued and delivered in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is rendered as of the date hereof, and we assume no obligations to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

The opinions expressed herein are based upon the federal laws of the United States and the laws of the State of Wyoming in effect on the date hereof and as of the effective date of the Registration Statement, and no opinion is expressed as to the laws of any other jurisdiction. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of any of the Shares.

Sincerely,

Law Office of Anthony F. Newton

/s/ Anthony F. Newton

For the Firm